UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2006 (December 11, 2006)

THE NASDAQ STOCK MARKET, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	000-32651	52-1165937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Liberty Plaza, New York, New York 10006

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 401-8700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

The risk factors and other disclosure attached as Exhibit 99.1 hereto is being filed for the purposes of incorporation by reference into The Nasdaq Stock Market, Inc.’s (the “Company”) shelf registration statements in order to update the Company’s disclosure and for the information of the Company’s existing and prospective stockholders.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Risk factors and other disclosure

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The Nasdaq Stock Market, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 11, 2006	THE NASDAQ STOCK MARKET, INC.

	By:	/s/ Edward S. Knight
Edward S. Knight Executive Vice President and General Counsel